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                                                                    EXHIBIT 23.3

        CONSENT OF RYDER SCOTT COMPANY INDEPENDENT PETROLEUM ENGINEER(S)

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of KCS Energy, Inc., of information from the reserve reports prepared by us relating to the oil and gas reserves of KCS Energy, Inc. at year-end 1996 in conformance with guidelines of the Securities and Exchange Commission (SEC). We also consent to the references to us as experts under the heading "Experts" and elsewhere in such Prospectus.

                                            /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS
                                            Ryder Scott Company
                                            Petroleum Engineers

Houston, Texas
November 14, 1997

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